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                                                             Exhibit (h)(16)(c)

                               FOURTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            PUTNAM VARIABLE TRUST,
               PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP AND
                    AMERICAN GENERAL LIFE INSURANCE COMPANY

   THIS FOURTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of July 1, 2016, amends the Participation Agreement dated as of June 1, 1998, as amended (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), PUTNAM VARIABLE TRUST (the "Trust"), and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the "Underwriter"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                               WITNESSETH THAT:

   WHEREAS, the Company, the Trust and the Underwriter are parties to a certain Agreement dated June 1, 1998 in connection with the participation by the Funds (as defined in the Agreement) in certain Variable Insurance Products to be issued through one or more Accounts established by the Company under state law; and

   WHEREAS, Western National Life Insurance Company (formerly known as American General Annuity Insurance Company) ("WNL"), the Trust and the Underwriter entered into a Participation Agreement dated as of November 15, 2000 ("WNL Agreement") in connection with WNL's Variable Insurance Products (as defined in the WNL Agreement), and WNL merged with and into the Company effective
December 31, 2012, with the Company as the surviving corporation (the "Merger"); and

   WHEREAS, the Company has assumed all obligations and responsibilities of WNL under the WNL Agreement for all Variable Insurance Products covered by the WNL Agreement; and

   WHEREAS, the Company, the Trust and the Underwriter as a result of the Merger, affirm and acknowledge that this Agreement will supersede and replace the WNL Agreement without further action on the part of any parties to this Agreement and the WNL Agreement will terminate accordingly effective simultaneously with the execution of this Amendment; and

   WHEREAS, the parties desire to expand the number of separate accounts of the Company through which the Company may make available certain of the Funds under Variable Insurance Products offered by the Company in order to include certain former WNL Accounts covered in the WNL Agreement as set forth in Schedule A; and

   WHEREAS, pursuant to this Agreement, the Trust has established Authorized Funds, as set forth in Schedule B hereto, as such schedule may be amended from time to time, to set aside and invest assets attributable to the contracts offered by the Company; and

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   WHEREAS, the parties desire that all Putnam Variable Trust Funds be made available to Company.

   NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust, and the Underwriter agree as follows:

    1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

    2. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

    3. The WNL Agreement shall terminate simultaneously with the effective date of this Amendment.

    4. In all other respects, the terms of this Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the Company, the Trust and the Underwriter hereto have caused this Fourth Amendment to be executed in their names and on their behalf by their duly authorized representatives hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
By its authorized officer,

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

PUTNAM VARIABLE TRUST
By its authorized officer,

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By its authorized officer,

By:     -----------------------------
Name:   -----------------------------
Title:  -----------------------------

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                                  Schedule A

                               SEPARATE ACCOUNTS
                             (As of July 1, 2016)

                    American General Life Insurance Company
                      Separate Account VL-R (May 6, 1997)

                    American General Life Insurance Company
                    Separate Account D (November 19, 1973)

                    American General Life Insurance Company
                  A.G. Separate Account A (November 9, 2000)

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                                  Schedule B

                               AUTHORIZED FUNDS

                                                   SERVICE FEE RATE
                      FUND                         (PER ANNUM RATE)
All Putnam Variable Trust Funds-Class IA                   --
All Putnam Variable Trust Funds-Class IB                   --%